UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      August 12, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02    Results of Operations and Financial Condition.

On August 12, 2015, AdCare Health Systems, Inc. (the “Company”) announced its results of operations for the quarter ended June 30, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided pursuant to this Item 2.02 of this Current Report, including Exhibits 99.1, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent expressly set forth by specific reference in any such filings.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain non-GAAP financial measures. Specifically, the Company presents “Adjusted EBITDA from continuing operations,” “Funds from operations (“FFO”),” and “Adjusted funds from operations (“Adjusted FFO”).” The Company defines: (i) Adjusted EBITDA from continuing operations as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, and other non-routine adjustments; (ii) FFO as net income (loss) from continuing operations attributed to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets; and (iii) Adjusted FFO as FFO adjusted for the impact of non-cash stock-based compensation and other non-routine adjustments.

Adjusted EBITDA from continuing operations, FFO and Adjusted FFO should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations, as determined in accordance with GAAP.

The company believes Adjusted EBITDA from continuing operations is useful to investors in evaluating the company’s performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in the Company’s day-to-day performance because the items excluded have little or no significance to the Company’s day-to-day operations;

•
It provides an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It provides data that assists management to determine whether or not adjustments to current spending decisions are needed.

The company believes that FFO and Adjusted FFO are important supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of real estate investment trusts that do not use the same definition or implementation guidelines or interpret the standards differently from the company.

The company uses FFO and Adjusted FFO among the criteria to measure the operating performance of its business. The company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO and Adjusted FFO can facilitate comparisons of operating performance between periods and between the company and many REITs. The company offers these measures to assist the users of its financial statements in analyzing its operating performance and not as measures of liquidity or cash flow. FFO and Adjusted FFO are not measures of financial performance under GAAP and should not be considered as measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP. Investors and potential investors in the company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1    Press Release dated May 14, 2015 announcing second quarter 2015 results

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated August 12, 2015 announcing second quarter 2015 results